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                                                                    Exhibit 23.2

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports covering the audited financial statements of Charter Communications, Inc., Charter Communications Holding Company, LLC, CCA Group, CharterComm Holdings, L.P., Long Beach Acquisition Corp., Sonic Communications Cable Television Systems, and Greater Media Cablevision Systems (and to all references to our Firm) included in or made a part of this registration statement.

/s/ ARTHUR ANDERSEN LLP

St. Louis, Missouri

October 15, 1999